EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Valspar Corporation 1991 Stock Option Plan and 2001 Stock Incentive Plan (the "Registration Statement") of our reports dated November 17, 2000, with respect to the consolidated financial statements of The Valspar Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended October 27, 2000 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP


Minneapolis, Minnesota
August 15, 2001


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